Exhibit 99.1

Stanley Black & Decker Provides 2014 Outlook

New Britain, Connecticut, December 12, 2013 … Stanley Black & Decker (NYSE: SWK) today provided additional information regarding its near term operational priorities, capital allocation actions and its 2014 financial outlook, and also reaffirmed its 2013 guidance(1).

2013 / 2014 Guidance Highlights

	2013 Guidance	2014 Guidance
Organic Growth	~3%	~4%
Earnings Per Share(1)	~$4.90 - $5.00	~$5.30 - $5.50
Earnings Per Share-GAAP	~$3.05 - $3.15	~$5.20 - $5.40
Free Cash Flow(2)		~$675M
Free Cash Flow Before Charges(1)	~$800M

(1) Excluding Charges/Payments
(2) Includes $250M cash outlays in 2014 for payments related to M&A activity and general restructuring, primarily for severance.

Stanley Black & Decker’s Chairman and CEO, John F. Lundgren, commented, “We made significant progress driving organic growth during 2013 and expect momentum to continue during 2014. The investments we made this year will help us achieve overall organic growth of approximately 4% in 2014 driven by year over year gains within the majority of our businesses despite a persistent low growth macro environment. Additionally, benefits from the recent cost reductions and operational actions to improve Security margins will result in strong earnings per share growth while funding continued growth investments and facing significant currency and tax headwinds.

“We believe these steps will drive operating leverage within our businesses and combined with our recently announced capital allocation actions will result in meaningful improvements in shareholder returns. Solid execution in 2014 enabled by the overall strength and diversity of our portfolio, combined with our underlying strategic framework, position us well to deliver on our long-term financial objectives.”

Key 2014 Planning Assumptions Include The Following (All EPS Impacts Assume 2013 At The $4.95 Midpoint Of Guidance):

•	Organic growth expected to be ~4% (+~$0.50 - $0.60) inclusive of carry-over growth investments

•	Security margin improvement of ~150 bps expected to contribute ~$0.15

•	Cost actions in CDIY, Industrial and Corporate ~$0.20

•	Infastech accretion and carry-over synergies ~$0.10

•	Partially offsetting these items are:

◦	Foreign exchange (~$0.30)

◦	Higher tax rate of ~21% - 22% (~$0.10 - $0.15)

◦	Interest & other expenses (~$0.10 - $0.15)

•	One-time charges anticipated to be ~$25 million to support the Infastech integration

◦	GAAP EPS of $5.20 - $5.40

•	Free cash flow expected to be ~$675 million which includes ~$250M of one-time payments

The Company hosted a conference call with investors today, Thursday December 12, at 8:00am ET. A slide presentation which accompanied the call is available at www.stanleyblackanddecker.com.

You can also access the slides via the Stanley Black & Decker Investor Relations iPad & iPhone app from the Apple App Store by searching for “SWK Investor Relations”.

A replay will be available two hours after the call and can be accessed at (888) 843-7419 or +1 (630) 652-3042 using the passcode 3617-3537#. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Contact:	Greg Waybright
Vice President, Investor & Government Relations
greg.waybright@sbdinc.com
(860) 827-3833

This guidance reflects the Company’s continuing operations.  The Company sold its Hardware & Home Improvement business (HHI), including the residential portion of Tong Lung in December of 2012. The sale of this business occurred in a First and Second Closing. The First closing, which excluded the residential portion of Tong Lung, occurred on December 17, 2012. The Second closing in which the residential portion of Tong Lung was sold occurred on April 8, 2013 and the respective operating results were reported as discontinued operations through this date. In addition, in 3Q’13 the Company has reported two small businesses as discontinued operations.

Organic growth is defined as total sales growth less the sales of companies acquired in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses.  Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995
Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve full year 2013 diluted EPS of $4.90 - $5.00 ($3.05 - $3.15 on a GAAP basis); (ii) generate approximately $800 million in free cash flow for 2013, excluding charges and payments; (iii) deliver organic growth of approximately 3% in 2013 and 4% in 2014; (iv) achieve full year 2014 diluted EPS of $5.30 - $5.50 ($5.20 - $5.40 on a GAAP basis); and (v) generate approximately $675 million of free cash flow for 2014 which includes $250 million of one-time payments (collectively, the “Results”); are “forward looking statements” and subject to risk and uncertainty.
The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.
The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to execute its integration plans and achieve synergies primarily from the Infastech acquisition sufficient to generate $0.20 of EPS accretion in 2013 and $0.10 in 2014; (ii) the Company’s ability to generate organic net sales increases of approximately 3% in 2013 and 4% in 2014; (iii) the Company’s ability to generate a modest increase in operating margin vs. the prior year in the CDIY segment and to minimize any decrease in operating margin vs. the prior year in the Security and Industrial segments in 2013; (iv) the Company’s ability to continue to identify and execute upon sales opportunities to increase its CDIY, IAR and Security businesses in the emerging markets while minimizing associated costs; (v) the Company’s ability to achieve a tax rate of approximately 20% in 2013 and 21-22% in 2014; (vi) the Company’s ability to limit interest expense to approximately $145 million and other-net to approximately $250 million in 2013 and to limit the increase in interest and other expense to approximately $0.10-$0.15 of EPS in 2014; (vii) the Company’s ability to improve margins in the Security business by at least 150 basis points in 2014; (viii) the Company’s ability to generate approximately $0.20 of EPS accretion in 2014 through cost reductions in its CDIY and Industrial segments and its corporate functions; (ix) the Company’s ability to limit one-time charges primarily associated with the Infastech acquisition to $25 million in 2014; (x) the Company’s ability to minimize tax liabilities associated with the HHI divestiture; (xi) successful integration of acquisitions completed in 2012 and 2013, and any additional acquisitions completed during the year, as well as integration of existing businesses; (xii) the continued acceptance of technologies used in the Company’s products and services; (xiii) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools relationships; (xiv) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xv) the proceeds realized with respect to any business or product line disposals; (xvi) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xvii) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xviii) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases; (xix) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xx) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xxi) the Company’s ability to obtain favorable settlement of tax audits; (xxii) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xxiii) the continued ability of the Company to access credit markets under satisfactory terms; (xxiv) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, services, materials and products; and (xxv) the Company’s ability to successfully develop, market and achieve sales from new products and services.
The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any cost increases generated by, for example, increases in the cost of energy or significant Chinese Renminbi or other currency appreciation; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System; and (viii) successful implementation with expected results of cost reduction programs.
The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global macroeconomic environment; the continued economic growth of emerging markets, particularly Latin America; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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